UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2007

EAU Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51807	87-0654478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1464 West 40 South, Suite 200, Lindon, Utah 84042
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (801) 443-1031

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Asset Purchase Agreement. As previously disclosed in the Form 8-K filed on August 22, 2007, on August 16, 2007, EAU Technologies, Inc. (“EAU” or the “Company”) and Perfect Water & Essentials, LLC (“PWE”) entered into that certain Agreement for Purchase and Sale of Assets--Perfect Empowered Drinking Water and Perfect Essentials (the “Asset Purchase Agreement”) pursuant to which PWE has the right to purchase certain assets of the Company which are used in the operation of its consumer division, which division is commonly referred to by the Company as the Perfect Essentials Division. The description of the Asset Purchase Agreement and related agreements included in the August 22 Form 8-K is incorporated herein by this reference.

The Asset Purchase Agreement required PWE to close on the acquisition no later than September 12, 2007. As the transaction did not close on that date, PWE forfeited earnest money in the amount of $50,000 to EAU.

On September 27, the parties entered into a Closing Date Extension Agreement for Purchase and Sale of Assets (“Extension Agreement”) pursuant to which PWE paid an additional $50,000 deposit, to be applied toward the purchase price for the assets, and the deadline to close a transaction was extended until October 12, 2007. In addition the Extension Agreement gives PWE the right to pay another $50,000, in the form of a non-refundable extension fee, if it needs to further extend the closing date, up until October 31, 2007. A copy of the Extension agreement is filed herewith as Exhibit 10.1.

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Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.
Not applicable

(b)     Pro Forma Financial Information.
Not applicable

(c)     Shell Company Transactions.
Not Applicable

(d)     Exhibits.

Exhibit Number	Description

10.1	Closing Date Extension Agreement for Purchase and Sale of Assets dated as of September 27, 2007 between the Company and Perfect Water & Essentials, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, EAU Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2007	EAU TECHNOLOGIES, INC.

	By:	/s/ Brian D. Heinhold
Brian D. Heinhold
Chief Financial Officer

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